Exhibit 99.1

Syms Appoints Seth Udasin Chief Financial and Administrative Officer

Secaucus, NJ – June 9, 2010 – Syms Corp (NASDAQ: SYMS), the leading off-price retailer, today named Seth Udasin as SVP, Chief Financial and Administrative Officer. Mr. Udasin replaces Philip Piscopo who left the company in March.

Mr. Udasin will report to Syms Chairman and Chief Executive Officer Marcy Syms.

Ms. Syms states, “We are building a deep and experienced management team as we further combine Syms and Filene’s Basement operations. Seth’s extensive experience in the retail sector, as well as his impeccable financial credentials, will help lead Syms into the next chapter of our company’s success. His background and expertise make him a vital new member of our team, and we will be able to leverage this expertise to shape our company as we move forward.”

Syms has made several strategic hires in recent months. In March, Syms appointed Joel Feigenbaum as Chief Integration Officer; he is directing the ongoing merger of the Syms and Filene’s Basement brands, including the co-branded stores. Last month, Jason Somerfield, a veteran of Burlington Coat Factory who helped reshape the brand’s image, came on as Senior Vice President and General Merchandising Manager.

“This is an exciting time to be joining the company that recently acquired Filene’s Basement,” says Mr. Udasin. “Syms’ commitment to growth and to providing extraordinary value to its customers is especially powerful in the current economy. I am eager to help drive the operation toward even greater success, continuing to add real value for customers and shareholders.”

Formerly Vice President and Chief Financial Officer (1996-2005) of The Children’s Place, a leading children’s retailer with over 1,000 stores in North America, Mr. Udasin most recently has been an independent consultant providing retail and financial business advice and consulting services to small and mid-size retail and service companies.

In his two-decade career at The Children’s Place, Mr. Udasin served in a variety of positions prior to CFO, including Vice President, Finance; Controller; Director of Planning and Analysis; Assistant Controller; and Manager of Financial Planning.

Mr. Udasin received his MBA in Finance from The Wharton School of the University of Pennsylvania in 1983, and a Bachelor’s Degree in Accounting from Lehigh University. He is a Certified Public Accountant in the State of New York.

Syms Corp currently operates a chain of 50 “off-price” apparel stores located predominantly on the east coast under the Syms and Filene’s Basement names. Each

Syms and Filene’s Basement store offers a broad range of first quality, in season merchandise bearing nationally recognized designer and brand-name labels.

Forward-Looking Statements

Certain information in this press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to Syms Corp and its subsidiaries that are based on the beliefs of Syms’ management, as well as assumptions made by and information currently available to Syms’ management. When used in this press release, the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan” and similar expressions as they relate to Syms Corp and its subsidiaries, identify forward-looking statements. Such statements reflect the current views of Syms Corp with respect to future events, the outcome of which is subject to certain risks, including, among others, general economic and market conditions, decreased consumer demand for Syms’ and Filene’s Basement’s products, possible disruptions in Syms’ computer or telephone systems, possible work stoppages or increase in labor costs, effects of competition, the impact of integrating Filene’s Basement’s business and Syms Corp’s existing business, possible disruptions or delays in the opening of new stores or inability to obtain suitable sites for new stores, higher than anticipated store closings or relocation costs, higher interest rates and borrowing costs, unanticipated increases in merchandise or occupancy costs, and other factors which may be outside control of Syms Corp. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Syms Corp or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.

For further information, please contact Davia Temin or Trang Mar of Temin and Company at 212-588-8788 or news@teminandco.com.

# # #